Exhibit 5.1

609 Main Street Houston, TX 77002 United States +1 (713) 836-3600 www.kirkland.com October 4, 2021	Facsimile: +1 (713) 836-3601

Power & Digital Infrastructure Acquisition Corp.

321 North Clark Street, Suite 2440

Chicago, IL 60654

Ladies and Gentlemen:

We are acting as special counsel to Power & Digital Infrastructure Acquisition Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-4, which includes the Proxy Statement/Prospectus, originally filed with the Securities and Exchange Commission (the “Commission”) on August 11, 2021 (File No. 333-258720), under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to that certain Agreement and Plan of Merger and Reorganization, dated as of July 20, 2021 (as amended on October 1, 2021, and as may be further amended and/or restated from time to time, the “Merger Agreement”), by and among the Company, XPDI Merger Sub Inc., XPDI Merger Sub 2, LLC and Core Scientific Holding Co., a Delaware corporation (“Core”). This opinion is being rendered in connection with the registration of 405,062,379 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), which will be issuable in accordance with the Merger Agreement (such shares, the “Merger Shares,” and the issuance of the Merger Shares, the “Issuance”).

In connection with the delivery of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Merger Agreement attached to the Registration Statement as Annex A and filed as Exhibit 2.1 to the Registration Statement, (ii) the First Amendment to Agreement and Plan of Merger and Reorganization, dated as of October 1, 2021, attached to the Registration Statement as Annex B and filed as Exhibit 2.2 to the Registration Statement, (iii) certificates of merger prepared pursuant to the Merger Agreement to be filed with the Secretary of State of the State of Delaware (the “Delaware Secretary”) and the Secretary of State of the State of Nevada (the “Nevada Secretary” and, together with the Delaware Secretary, the “Secretaries”), as applicable, prior to the Issuance (the “Merger Certificates”), (iv) the Amended and Restated Certificate of Incorporation of the Company filed as Exhibit 3.1 to the Registration Statement, (v) the Second Amended and Restated Certificate of Incorporation in the form attached to the Registration Statement as Annex C and filed as Exhibit 3.3 to the Registration Statement and to be filed with the Delaware Secretary prior to the Issuance (the “Charter”), (vi) the Second Amended and Restated Bylaws (the “Bylaws”) of the Company in the form attached to the Registration Statement as Annex D and filed as Exhibit 3.4 to the Registration Statement, (vii) resolutions of the board of directors of the Company with respect to the Issuance and (viii) the Registration Statement.

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Power & Digital Infrastructure Acquisition Corp.

October 4, 2021

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, when (i) the Merger Certificates have been filed with and accepted by the Secretaries, (ii) the Bylaws are adopted by the board of directors of the Company, (iii) the Charter is validly adopted and filed with the Delaware Secretary, (iv) the Merger Shares have been duly delivered to the stockholders of Core in accordance with the Merger Agreement and registered by the Company’s transfer agent/registrar and (v) the Registration Statement becomes effective under the Act, the Merger Shares will be duly authorized and validly issued, fully paid and nonassessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of any laws except the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the Issuance.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP